                                                    Montreal, September 20, 2001



JUKE-BOX NUMERIQUE TOUCHTUNES INC./
TOUCHTUNES DIGITAL JUKEBOX INC.
3, Place du Commerce
4th Floor
Nun's Island, Verdun (Quebec)
H3E 1H7

Attention: Mr. Francois Plamondon, President and Chief Operating Officer
------------------------------------------------------------------------

RE : OFFER OF FINANCING
-----------------------

Dear Sir :

     We are pleased to present to you the terms and conditions under which NATIONAL BANK OF CANADA (the "BANK") offers to make available to JUKE-BOX NUMERIQUE TOUCHTUNES INC./TOUCHTUNES DIGITAL JUKEBOX INC. (the "BORROWER"), a financing facility totaling US $9,906,916 and CDN $491,666, comprising :

"A"        US $1,000,000         Operating credit (renewal and increase of the existing operating credit)

"B"        0                     Cancelled (fully repaid)

"C"        0                     Cancelled (fully repaid)

"D"        CDN $416,666          Term loan under the Loan Program for Technology Firms sponsored by the Canada
                                 Economic Development (renewal)

"E"        US $5,906,916         Term loan (renewal)

"F"        US $2,000,000         Term loan (new)

"G"        US $1,000,000         Term loan (new)

"H"        CDN $75,000           Mastercard Operating credit (renewal)


This Offer of financing amends that of May 16, 2001 and that of February 22, 1999 which itself amends that of October 7, 1998; save and except for the changes specified herein, the following Offer of financing is effected without novation nor derogation regarding the terms and conditions of the Offer of financing dated May 16, 2001 and February 22, 1999 and those of the Offer of financing dated October 7, 1998.

1.       FACILITY "A" - OPERATING CREDIT
         -------------------------------

         1.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agrees to make available to the Borrower an operating credit facility for a principal amount not exceeding US $1,000,000, which is to be used to finance the Borrower's usual operating requirements.

                However, it is understood that this increase in the amount of said operating credit facility to US $1,000,000 from US $500,000, shall be made available to the Borrower, provided that the Borrower furnish to the Bank a copy of a duly executed agreement and/or document establishing that the new funding in equity by the Borrower `s Shareholders in the amount of US $5,000,000 has been committed.

         1.2    FINANCING OPTIONS

                Subject to the terms and conditions hereof, the Borrower may use and reuse this credit facility, up to the maximum allowed, by means of VARIABLE-RATE advances.

         1.3    INTEREST RATE

                The variable-rate advances shall bear interest, from the time of disbursement until payment in full, at the US BASE RATE of the Bank plus 1.25%, which is 7.75% as at the date hereof. Interest shall be calculated daily and payable monthly on the 26th day of each month.

         1.4    DISBURSEMENT AND REPAYMENT

                The credit facility is repayable on demand and may be reviewed periodically by the Bank, the next review being scheduled on or before APRIL 30, 2002. Disbursements and payments shall be made to or collected in equal multiples of US $50,000.

         1.5    STAND-BY FEE

                The Borrower shall pay each month a stand-by fee calculated on the unused balance of the Operating credit on its last day of each month. The fee shall be paid monthly as the last day of each month at a rate of 1/12 of 0.25% of the Borrower's unused balance of said Facility "A".

         1.6    FINANCING CONDITIONS

                Notwithstanding the amount of the credit facility, the aggregate amount of VARIABLE-RATE advances at no time shall not exceed the total of:

         1.6.1 75% of the Guarantor's net CANADIAN accounts receivable (excluding holdbacks receivable, contra or inter-company accounts, accounts of doubtful quality and those aged 90 days or more from the date of billing).

         1.6.2 65% of the Guarantor's net US accounts receivable (excluding holdbacks receivable, contra or inter-company accounts, accounts of doubtful quality and those aged 90 days or more from the date of billing and accounts covered by Section 1.6.3); and

         1.6.3 90% of the Guarantor's net FOREIGN accounts receivable (excluding holdbacks receivable, contra or inter-company accounts, accounts of doubtful quality and those aged 90 days or more from the date of billing) guaranteed by the Export Development Corporation.

         The value of the Guarantor's accounts receivable shall be established, from time to time, by taking into account claims ranking prior to the security of the Bank. Each month, on the 20th day of the following month, the Guarantor shall furnish to the Bank a detailed list of its accounts receivable by indentifying Canadian, American and foreign accounts, its account payable according to age. Monthly fees of $250.00 shall be charged to the Borrower for monitoring accounts receivable for the month when Facility "A" is used.

2.       FACILITY "B" - TERM LOAN (CANCELLED) (FULLY REPAID)
         ---------------------------------------------------

3.       FACILITY "C" - TERM LOAN (CANCELLED) (FULLY REPAID)
         ---------------------------------------------------

4.       FACILITY "D" - TERM LOAN
         ------------------------

         4.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agreed on October 7, 1998 to make available to the Borrower a term loan for an amount not exceeding CDN $500,000 to finance up to 75% of the Borrower's research, development and marketing costs, for the fiscal years ending December 31, 1998 and December 31, 1999, under the Canada Economic Development's PROGRAMME DE PRET POUR LES ENTERPRISES TECHNOLOGIQUES, which outstanding capital balance is CDN $416,666 as to the date of the execution of the present Offer of financing.

         4.2    TERM

                The loan has been granted for a period of 60 months following the date of the first disbursement, ending on March 26, 2004.

         4.3    INTEREST RATE

                The VARIABLE-RATE loan shall bear interest, from the time of its disbursement until its payment in full, at the Canadian Prime Rate of the Bank, which is 5.25% as at the date hereof, calculated daily plus the margin, as set forth below which shall be based on the following ratio, to be calculated at each quarter-end: EBITDA / (STPLTD + Int.) (the "RATIO") (see section 15), where :

                "EBITDA" : means the Earnings before interests, taxes, depreciation and amortization but without stock dividends as reflected in the Guarantor's consolidated financial statements as at the end of the relevant quarterly period, multiplied by four until the end of two thousand two (2002).

                "STPLTD" : means the Short term portion liabilities payable in the year on the long term liabilities as reflected in the Guarantor's consolidated financial statements for the relevant financial year period.

                "INT." : means the total charge of interest payable on the liabilities of the Guarantor as reflected in the Guarantor's consolidated quarterly financial statements for the relevant quarterly period, multiplied by four until the end of two thousand two (2002).

         ------------------------------------- ----------------------------- ---------------------------
         EBITDA / STPLTD + INT.                   RATIO OF 1.30 OR LESS          RATIO OF MORE THAN 1.30
             X VARIABLE-RATE
         ------------------------------------- ----------------------------- ---------------------------
                 Margin                                      3.50%                         1.75%
         ------------------------------------- ----------------------------- ---------------------------

                From the first quarter of two thousand three (2003) and thereafter, such ratio shall be adjusted on a rolling basis to reflect the four previous quarter including the relevant quarterly period.

                The margin shall be applicable as of the first day following the end of the relevant quarterly period until the last day of the following quarterly period, at which time the margin shall be adjusted either for the foregoing quarterly period.

                Interest shall be paid monthly on the 26th day of each month as of the 26th day of the month following disbursement.

         4.4    REPAYMENT

                The Borrower shall repay the principal of this term loan in 36 equal and consecutive monthly installments of $13,889, which shall be payable on the 26th day of each month, the first of such installments shall become due and payable on the 26th day of the twenty-fifth months following the date of the first disbursement, namely on March 31, 2001. The balance of principal, interest, fees and incidental charges on the loan shall have to be repaid in full with the last installment, namely on the term expiry date, without further notice.

         4.5    PREPAYMENT

                The Borrower may repay all or part of the variable-rate term loan at any time without penalty provided the repayment is from funds generated by the Borrower or from the proceeds of a capital stock issue as specified in its audited financial statements. If the repayment is directly or indirectly from any other source, a penalty of three months' interest shall then be exigible and deducted by the Bank from the repayment. Partial repayments shall be applied to the last installment of principal and/or interest or to any other sum due by the Borrower, at the Bank's discretion.

5.       FACILITY "E" - TERM LOAN
         ------------------------

         5.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agreed on February 22, 1999 to make available to the Borrower term loans for an amount not exceeding US $10,400,000 which is reduced to an amount not exceeding US $5,906,916 to financing up to 80% of the cost of acquisition, by the Borrower, before taxes, of new jukeboxes (Genesis M1-04) from Bose Corporation which are covered by Partner Lease Agreements of at least 5 years between TouchTunes Music Corporation (formerly know as "Technical Maintenance Corporation") and by Partner Lease and Servicing Agreements, as lessor, and the jukeboxes' operators as lessee : the total outstanding capital amount of all term loans under Facility "E" and Facility "F" shall never exceed 30% of the total of the minimum lease amount due and owing to TouchTunes Music Corporation by the Operators for the full terms of the Partner Lease Agreements and of those of the Partner Lease and Servicing Agreements, that are in effect and in full force, excluding any and all Partner Lease Agreements and all Partner Lease and Servicing Agreements, which are, in the opinion of the Bank, of doubtful quality. Those loans shall be guaranteed, up to 67% by the Export Development Corporation and Investissement-Quebec.

                The total amount of the term loans granted by the Bank to the Borrower under Facility "E" is US $10,012,000 as of the date of the execution of the present Offer of financing, which outstanding capital balance is US $5,906,916 as of the date of the Offer of financing.

         5.2    TERM

                Each term loan is granted for a maximum term of 48 months.

         5.3    INTEREST RATE

                The VARIABLE-RATE loan shall bear interest, from the time of its disbursement until its payment in full, at the US BASE RATE of the Bank, which is 6.50% as at the date hereof, calculated daily plus the margin, as set forth below which shall be based on the following ratio, to be calculated at each quarter-end : EBITDA / (STPLTD + Int.) (The "RATIO") (see section 15), and shall be as follows:

------------------------- ------------------ ----------------------- -------------------------------- --------------
EBITDA  /  STPLTD + INT.    RATIO OF 1.00      RATIO OF MORE THAN          RATIO OF MORE THAN          RATIO OF MORE
X VARIABLE-RATE                OR LESS       1.00 BUT LESS THAN 1.15     1.15 BUT LESS THAN 1.30         THAN 1.30
------------------------- ------------------ ----------------------- -------------------------------- --------------
         Margin                 2.55%                2.00%                        1.50%                    1.25%
------------------------- ------------------ ----------------------- -------------------------------- --------------

                From the first quarter of two thousand three (2003) and thereafter, such ratio shall be adjusted on a rolling basis to reflect the four previous quarter including the relevant quarterly period.

                The margin shall be applicable as of the first day following the end of the relevant quarterly period until the last day of the following quarterly period, at which time the margin shall be adjusted either for the foregoing quarterly period.

                Interest shall be paid monthly on the 26th day of each month as of the 26th day of the month following disbursement or the date of the present Offer of financing.

         5.4    ADDITIONAL COMPENSATION

                The Borrower shall pay each year an additional amount to the Bank equal to 0.50% of the Borrower's and the Guarantor's ANNUAL GROSS REVENUES as specified herein and as of JANUARY 1, 1999, calculated on a consolidated basis, as applicable (the "Fees"). The Fees shall be due and payable forty-five days after the end of each quarter based on Guarantor's consolidated quarterly report at the rate of 0.50 of 1.00% of the Borrower's and the Guarantor's gross revenues as specified herein.

                Each year, upon receipt of the Guarantor's audited year end consolidated financial statements, the amount of Fees paid shall be adjusted, if necessary, in such a way that the Bank receives no more and no less than the established percentage of ANNUAL GROSS REVENUES. Any amount in arrears incurred after the adjustment of the Fees, shall bear interest at the rate applicable to the principal of said term loans.

                For the purpose of the calculation of said additional compensation, the Borrower's and the Guarantor's anticipated ANNUAL GROSS REVENUES are as follows :

                     1999 :    US $  7,118,864
                     2000 :    US $ 34,686,824
                     2001 :    US $ 68,083,950
                     2002 :    US $116,528,074

                The Fees shall be payable to the Bank until December 31, 2003 provided that at any time prior to or on such date neither the Borrower or the Guarantor is in default of any terms or conditions contained in this Offer of financing; otherwise such Fees shall be payable until the advances under Facility "E" are repaid in full.

         5.5    PAYMENT FOR THE RELEASE OF FURTHER JUKEBOXES

                As indicated in the list of jukeboxes dated June 6, 2001 provided to the Bank by the Borrower , and after the release of the two hundred and one (201) jukeboxes under the terms and conditions of a letter concurrently executed with this Offer of financing, the Bank shall have nineteen hundred and seventy-five
                (1975) jukeboxes covered by Partner Lease Agreements ("PLA"), entered between the Guarantor, as lessor and the Operators, as lessee, which have been secured by the Borrower to the Bank by way of movable hypothec agreements and security agreements for the term loans of said Facility "E".

                Therefore, it is understood that the Borrower shall repay the amounts stipulated in the Schedule "A" attached herein, when the Borrower will request the release from the Bank of any of said 1975 jukeboxes or when a PLA covering one or several of said 1975 jukeboxes, is cancelled for any reasons during the term of said term loans.

         5.6    REPAYMENT

                The Borrower shall repay the principal of each term loan in 42 equal and consecutive monthly installments, which shall be payable on the 26th day of each month, the first installment shall become due and payable on the 26th day of the 7th month following the disbursement of each loan. The balance of principal, interest, fees and incidental charges on the loan shall be repaid in full with the last installment, namely on the term expiring date, without further notice. The monthly repayment in principal of all term loans shall never exceed US $228,000.

         5.7    PREPAYMENT

                Subject to the payment of an indemnity equal to the total additional compensation to be paid until the term expiry date, the Borrower may repay all variable-rate loans at any time without penalty provided the repayment is from funds generated by the Borrower or from the proceeds of a capital stock issue as specified in its audited financial statements. For the purpose of the calculation of said indemnity herein, the anticipated gross annual revenues as specified in paragraph 5.4 hereby shall be taken into account, without any adjustments for the remaining of the term of the loans.

                In addition, if the repayment is directly or indirectly from any other source, a penalty of three months' interest shall then be exigible and deducted by the Bank from the repayment. Partial repayments shall be applied to the last installment of principal and/or interest or to any other sum due by the Borrower, at the Bank's discretion.

6.       FACILITY "F" - TERM LOAN
         ------------------------

         6.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agrees to make available to the Borrower term loans for an amount not exceeding US $2,000,000 to finance up to 80% of the cost of acquisition, by the Borrower, before taxes, of new jukeboxes (Genesis M1-04) from Bose Corporation which are covered by Partner Lease Agreements, of at least 5 years between TouchTunes Music Corporation (formerly known as "Technical Maintenance

                Corporation"), as lessor, and the jukeboxes' operators, as lessee: the total outstanding capital amount of all term loans under Facility "E" and Facility "F" shall never exceed 30% of the total of the minimum lease amount due and owing to TouchTunes Music Corporation by the Operators for the full terms of the Partner Lease Agreements, that are in effect and in full force, excluding any and all Partner Lease Agreements, which are, in the opinion of the Bank, of doubtful quality. Those loans shall be guaranteed up to 67% by the Export Development Corporation and Investissement-Quebec.

         6.2    TERM

                Each term loan is granted for a maximum term of 48 months.

         6.3    INTEREST RATE

                The VARIABLE-RATE loan shall bear interest, from the time of its disbursement until its payment in full, at the US BASE RATE of the Bank, which is 6.50% as at the date hereof, calculated daily plus the margin, as set forth below which shall be based on the following ratio, to be calculated at each quarter-end:
                EBITDA/(STPLTD + Int.) (the "RATIO") (see section 15), and shall be as follows:


------------------------- ----------------- -------------------------- ------------------------------ --------------
EBITDA  /  STPLTD + INT.   RATIO OF 1.00       RATIO OF MORE THAN           RATIO OF MORE THAN         RATIO OF MORE
X VARIABLE-RATE               OR LESS        1.00 BUT LESS THAN 1.15      1.15 BUT LESS THAN 1.30        THAN 1.30
------------------------- ----------------- -------------------------- ------------------------------ --------------
         Margin                2.25%                  2.00%                        1.50%                   1.25%
------------------------- ----------------- -------------------------- ------------------------------ --------------

                From the first quarter of two thousand three (2003) and thereafter, such ratio shall be adjusted on a rolling basis to reflect the four previous quarter including the relevant quarterly period.

                The margin shall be applicable as of the first day following the end of the relevant quarterly period until the last day of the following quarterly period, at which time the margin shall be adjusted either for the foregoing quarterly period.

                Interest shall be paid monthly on the 26th day of each month as of the 26th day of the month following disbursement.

         6.4    STAND-BY FEE

                The Borrower shall pay each month a stand-by fee calculated on the unused balance of the term loan on the last day of each month. The fee shall be paid monthly as at the last day of each month at the rate of 1/12 of 0.25% of the Borrower's unused balance of said term loan.

         6.5    DISBURSEMENT

                Any sum hereunder which has not been advanced to the Borrower on APRIL 30, 2002 shall no longer be available to the Borrower and the Bank shall have no further obligation to advance such sum to the Borrower.

         6.6    SPECIFIC ADVANCES CONDITIONS

                Subject to the provisions hereof, funds provided by the Bank will be available, subject to the following conditions, namely:

                6.6.1 all the general conditions contained in the Section 11 entitled "Conditions precedent to any disbursement of funds" shall have been met to the Bank's reasonable satisfaction;

                6.6.2 the Borrower shall have furnished to the Bank, at least 15 Business days prior to the proposed date of the advance, a written requisition as well as a duly certified copy of the applicable Partner Lease Agreements (which shall be for a minimum term of 5 years) between TouchTunes Music Corporation and jukeboxes' operators together with the order forms specifying the number of jukeboxes rented, their serial numbers and their locations, the whole in form and substance acceptable to the Bank;

                6.6.3 with regards to each lessee under the Partner Lease Agreements, the Bank shall have obtained, at its satisfaction, proofs of solvability and good financial position;

                6.6.4  draw requests shall not exceed 2 per month;

                6.6.5 concurrently with each advance requisition, the Borrower shall pay to the Bank, non-refundable administrative fees of US $500; and

                6.6.6 the signature and remittance by the Borrower to the Bank of notes, in the form annexed hereto as a model, indicating the interest rate, the amount of principal, the term and the repayment of the principal and interest.

         6.7    PAYMENT FOR THE RELEASE OF FURTHER JUKEBOXES

                As indicated in the list of jukeboxes dated June 6, 2001 provided to the Bank by the Borrower, and after the release of the two hundred and one (201) jukeboxes under the terms and conditions of a letter concurrently executed with this Offer of financing, the Bank shall have nineteen hundred and seventy-five
                (1975) jukeboxes covered by Partner Lease Agreements ("PLA"), entered between the Guarantor, as lessor and the Operators, as lessee, which have been secured by the Borrower to the Bank by way of movable hypothec agreements and security agreements for the term loans of said Facility "F".

                Therefore, it is understood that the Borrower shall repay the amounts stipulated in the Schedule "A" attached herein, when the Borrower will request the release from the Bank of any of said 1975 jukeboxes or when a PLA covering one or several of said 1975 jukeboxes, is cancelled for any reasons during the term of said term loans.

         6.8    REPAYMENT

                The Borrower shall repay the principal of each term loan in 42 equal and consecutive monthly installments, which shall be payable on the 26th day of each month, the first installments shall become due and payable on the 26th day of the 7th month following the disbursement of each loan. The balance of principal, interest, fees and incidental charges on the loan shall be repaid in full with the last installment, namely on the term expiring date, without further notice. The monthly repayment in principal of all term loans shall never exceed US $47,619.

         6.9    PREPAYMENT

                The Borrower may repay all or part of the variable-rate term loan at any time without penalty provided the repayment is from funds generated by the Borrower or from the proceeds of a capital stock issue as specified in its audited financial statements.

                In addition, if the repayment is directly or indirectly from any other source, a penalty of three months' interest shall then be exigible and deducted by the Bank from the repayment. Partial repayments shall be applied to the last installment of principal and/or interest or to any other sum due by the Borrower, at the Bank's discretion.

7.       FACILITY "G" - TERM LOAN
         ------------------------

         7.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agrees to make available to the Borrower a term loan for a principal amount not exceeding US $1,000,000 to finance up to 50% of the costs of acquisition and installation by the Borrower, before taxes, of new hardware and software equipments.

         7.2    TERM

                The loan is granted for a period of 36 months following the date of the last disbursement.

         7.3    INTEREST RATE

                The variable-rate advance shall bear interest, from the time of disbursement until payment in full, at the US BASE RATE of the Bank plus 2.00%, which is 8.50% as at the date hereof, calculated daily. Interest shall be payable monthly on the 26th day of each month.

         7.4    REPAYMENT

                The Borrower shall repay the principal on this term loan based on the basis of an amortization of 36 months in 36 equal and consecutive monthly installments of US $27,778. which shall be payable on the 26th day of each month, the first if such installments shall become due and payable on the 26th day following the date of the last disbursement. The balance of principal interest, fees and incidental charges on the loan shall be repaid with the last installment, namely on the term expiry date, without further notice.

         7.5    DISBURSEMENT

                The Borrower shall use the amount made available to it by way of a maximum of two progress advances corresponding to 50% of the costs of acquisition of new hardware and software equipments, before taxes, on or before APRIL 30, 2002, subject to executing any documents that may reasonably be requested by the Bank, including, but not limited to a term note. Any sum hereunder which has not been advance to the Borrower on that date shall no longer be available to the Borrower and the Bank shall have no further obligation to advance such sum to the Borrower.

                Concurrently with each advance requisition, the Borrower shall supply the Bank with copies of all invoices and proof of payments supporting all disbursements requests under this Facility "G".

         7.6    PREPAYMENT

                The Borrower may repay all or part of the variable-rate term loan any time, without penalty, provided that the repayment comes from funds generated by the Borrower or from the proceeds of a capital stock issue as specified in its audited financial statements. If the repayment comes directly or indirectly from any other source, a penalty of three months' interest on the principal repaid shall then be charged and withheld by the Bank from the repayment. Partial repayments shall be applied to the last installment of principal and/or interest or to any other sum due by the Borrower, at the Bank's discretion.

8. FACILITY "H" - MASTERCARD OPERATING CREDIT (FORMER FACILITY "G" OF THE OFFER OF FINANCING DATED OCTOBER 7, 1998 AND FORMER
         FACILITY "I" OF THE OFFER OF FINANCING DATED MAY 16, 2001)
         -------------------------------------------------------------------

         8.1    CREDIT FACILITY

                Subject to the provisions hereof, the Bank agreed on October 7, 1998 to make available to the Borrower a Mastercard Operating Credit for an amount of CDN $75,000 related to the use, by the Borrower's employees, of Mastercard credit cards issued by the Bank in the name of the Borrower.

         8.2    DISBURSEMENT AND REPAYMENT

                The credit facility is repayable on demand and may be reviewed periodically by the Bank, the next review being scheduled on or before APRIL 30, 2002.

         8.3    INTEREST RATE

                The present Mastercard Operating Credit is subject to the terms and conditions set forth in the "National Bank of Canada Mastercard Business Card Agreement" executed between the Bank and the Borrower prior to this Offer of financing which agreement includes, without limitation, the applicable interest rate, the modes of reimbursement and the fees payable to the Bank. All amounts outstanding in respect of this Facility "H" shall be repaid upon cancellation or termination of this facility.

9.       SECURITY

         To secure the repayment of all advances or loans made under the credit facilities described herein, and the payment of interest, fees and all other amounts payable thereunder and in the security documents and the performance of its obligations towards the Bank in respect of such facilities, the Borrower undertakes to provide, the following security, the whole in form and substance acceptable to the Bank, namely:

         9.1    FACILITIES "A", "B", "C" "D" AND "H"

                9.1.1 a guarantee in the amount of CDN $1,750,000 to be granted by TouchTunes Music Corporation (formerly known as "Technical Maintenance Corporation") in favour of the Bank, which guarantee shall be covered by a first-ranking general hypothec or a security interest including, without limitation, a UCC-1 Financing Statement and/or a Security Agreement on movable property in the amount of CDN $1,750,000 on the universality of TouchTunes Music Corporation's property, both corporeal and incorporeal, present and future, wherever it is located; intellectual property taken as security will be duly defined and registered by a firm mandated by the Bank which shall conduct a due diligence audit (CURRENTLY HELD BY THE
                       BANK).

         9.2    FACILITIES "A"), "B"), "C"), "D), "G"), "H")

                9.2.1 a guarantee in the amount of CDN $3,500,000. to be granted by TouchTunes Music Corporation (formerly known as "Technical Maintenance Corporation") in favour of the Bank, which guarantee shall be covered by a first-ranking general hypothec or a security interest including, without limitation, a UCC-1 Financial Statement and/or a Security Agreement on movable property in the amount of CDN $3,500,000 on the universality of TouchTunes Music Corporation's property, both corporeal and incorporeal, present and future, wherever it is located, its intellectual property taken as security will be duly defined and registered by a firm mandated by the Bank which shall conduct an updated due diligence audit, including, without limitation, all the universality of TouchTunes Music Corporation's accounts receivable, book debts and other claims, present and future, regardless of the place in which the debtors of such book debts, accounts receivable and other claims may be, including, without limitation, all its claims against the lessee under the Partner Lease Agreements mentioned herein
                       (NEW).

         9.3    FACILITIES "A" AND "H"

                9.3.1  a first-ranking security in favour of the Bank under
                       Section 427 of the BANK ACT (NEW)

                9.3.2 a first-ranking general hypothec in the amount of the equivalent of US $1,000,000, in Canadian dollars at the rate of exchange prevailing on the date of the execution of the Offer of financing plus the amount of CDN $75,000 in favour of the Bank on all the Borrower's book debts, accounts receivable and other claims, present and future, regardless of the place in which the debtors of such book debts, accounts receivable and other claims may be, including without limitation, a hypothec in the amount of the equivalent of US $1,000,000 in Canadian dollars at the rate of exchange prevailing on the date of the execution of the Offer of financing plus the amount of CDN $75,000 on the proceeds of all-risk insurance on the property given as security to the Bank and an additional hypothec in the amount of the equivalent of US $200,000 in Canadian dollars at the rate of exchange prevailing on the date of the execution of the Offer of financing plus the amount of CDN $15,000 (NEW); and

                9.3.3 a rider designating the Bank as loss payee of the proceeds of all-risk insurance on the property given as security by the Borrower up to the full replacement value thereof.

         9.4    FACILITY "B" (CANCELLED)

         9.5    FACILITY "C" (CANCELLED)

         9.6    FACILITY "D"

                9.6.1 a certificate of guarantee of loan issued in favour of the Bank by the Canada Economic Development under the PROGRAMME DE PRET POUR LES ENTERPRISES TECHNOLOGIQUES and convering 80% of the net loss risk;

                9.6.2 a third-ranking hypothec in the amount of CDN $500,000 in favour of the Bank on all the Borrower's movable property, present and future, tangible and intangible, ranking after the hypothecs on the universality of properties guaranteeing the reimbursement of Facilities "E" and "F" and after the hypothecs granted under Facilities "A", "B", "C", "G" and "H", including, without limitation, a hypothec in the amount of CDN $500,000 on the proceeds of all-risk insurance on the property given as security to the Bank and an additional hypothec in the amount of CDN $100,000 (the only prior ranking charges permitted being those in favour of the Bank); intellectual property will be duly defined and registered by a firm mandated by the Bank which shall conduct a due diligence audit (CURRENTLY HELD BY THE BANK); and

                9.6.3 a rider designating the Bank as loss payee of the proceeds of all-risk insurance on the property given as a security by the Borrower up to the full replacement value thereof.

         9.7    FACILITY "E"

                9.7.1 a certificate of guarantee of the variable-rate loan in favour of the Bank issued jointly by Investissement-Quebec and the Export Development Corporation and covering 67% of the net loss risk;

                9.7.2 a first-ranking general hypothec or a security interest including, without limitation, a UCC-I Financing Statement and/or a Security Agreement on movable property in the amount of US $10,400,000 or CDN $15,419,040 (as calculated at the prevailing rate of exchange on April 19, 1999) in favour of the Bank on the universality of the Borrower's property, both corporeal and incorporeal, present and future, wherever it is located, save and except for the hypothecs granted under Facilities "A" and "H" and "B", "C" and "G"; intellectual property taken as security will be duly defined and registered by a firm mandated by the Bank which shall conduct an updated due diligence audit and a first-ranking general hypothec in the amount of US $10,400,000 or CDN $15,419,040 (as calculated at the prevailing rate of exchange on April 19, 1999) on the proceeds of all-risk insurance on the Borrower's property given as security to the Bank and an additional hypothec in the amount of US $2,080,000 or CDN $3,083,808 (as calculated at the prevailing rate of exchange on April 19, 1999) (the only prior banking ranking charges permitted being those in favour of the
                         Bank) (CURRENTLY HELD BY THE BANK);

                9.7.3 a rider designating the Bank as loss payee of the proceeds of all-risk insurance on the property given as security by the Borrower up to the full replacement value thereof; and

                9.7.4 a guarantee in the amount of US $10,400,000 to be granted by TouchTunes Music Corporation (formerly known as "Technical Maintenance Corporation") in favour of the Bank, which guarantee shall be covered by a first-ranking general hypothec or a security interest including, without limitation, a UCC-I Financing Statement and/or a Security Agreement on movable property in the amount of US $10,400,000 or CDN $15,419,000 (as calculated at the prevailing rate of exchange on April 19, 1999) on the universality of TouchTunes Music Corporation's property, both corporeal and incorporeal, present and future, wherever it is located including, without limitation, all the universality of TouchTunes Music Corporation's accounts receivable, book debts and other claims, present and future, regardless of the place in which the debtors of such book debts, accounts receivable and other claims may be including, without limitation, all its claims against the lessees under the Partner Lease Agreements mentioned herein (CURRENTLY HELD BY THE BANK).

         9.8    FACILITY "F"

                9.8.1 a certificate of guarantee of the variable-rate loan in favour of the Bank issued jointly by Investisssement-Quebec and the Export Development Corporation and covering 67% of the net loss risk;

                9.8.2 a first-ranking general hypothec or a security interest including, without limitation, a UCC-I Financing Statement and/or a Security Agreement on movable property in the amount of the equivalent of US $2,000,000 in Canadian dollars calculated at the rate of exchange prevailing on the date of the execution of the Offer of financing in favour of the Bank on the universality of the Borrower's property, both corporeal and incorporeal, present and future, wherever it is located including its intellectual property rights granted as security, which will be duly defined and registered by a firm mandated by the Bank and which shall conduct a due diligence audit, save and except for the hypothecs granted under Facilities "A" and "H", "B", "C" and "G", and a first-ranking general hypothec in the amount of the equivalent of US $2,000,000 in Canadian dollars calculated at the rate of exchange prevailing on the date of the execution of the Offer of financing on the proceeds of all-risk insurance on the Borrower's property given as security to the Bank and an additional hypothec in the amount of the equivalent of US $400,000 in Canadian dollars calculated at the rate of exchange prevailing on the date of the execution of the Offer of financing (the only prior banking ranking charges permitted being those in favour of the Bank) (NEW).

                9.8.3 a rider designating the Bank as loss payee of the proceeds of all-risk insurance on the property given as security by the Borrower up to the full replacement value thereof; and

                9.8.4 a guarantee in the amount of US $2,000,000 to be granted by TouchTunes Music Corporation (formerly known as "Technical Maintenance Corporation") in favour of the Bank, which guarantee shall be covered by a first-ranking general hypothec or a security interest including, without limitation, a UCC-I Financing Statement and/or a Security Agreement on movable property in the amount of the equivalent of US $2,000,000 in Canadian dollars - calculated at the rate of exchange prevailing on the date of the execution of the Offer of financing on the universality of TouchTunes Music Corporation's property, both corporeal and incorporeal, present and future, wherever it is located, its intellectual property taken as security will be duly defined and registered by a firm mandated by the Bank which shall conduct an updated due diligence audit, including, without limitation, all the universality of TouchTunes Music Corporation's accounts receivable, book debts and other claims, present and future, regardless of the place in which the debtors of such book debts, accounts receivable and other claims may be, including, without limitation, all its claims against the lessees under the Partner Lease Agreements mentioned herein (NEW).

         9.9    FACILITY "G"

                9.9.1 a first-ranking hypothec in the amount of the equivalent of US $1,000,000 in Canadian dollars calculated at the rate of exchange prevailing on the date of the execution of the Offer of financing in favour of the Bank on all of the Borrower's equipments financed under Facility "G", including, without limitation, a hypothec in the amount of the equivalent of US $1,000,000 in Canadian dollars at the rate of exchange prevailing on the date of the execution of the Offer of financing on the proceeds of all-risk insurance on the property given as security to the Bank and an additional hypothec in the amount of US $200,000 in Canadian dollars at the rate of exchange prevailing on the date of the execution of the Offer of financing (the only prior ranking charges permitted being those in favour of the Bank) (NEW); and

                9.9.2 a rider designating the Bank as loss payee of the proceeds of all-risk insurance on the property given as security by the Borrower up to the full replacement value thereof.

10.      REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE GUARANTOR
         ----------------------------------------------------------------

         Each of the Borrower and the Guarantor represents and warrants to the Bank that:

                10.1 It is a duly constituted or incorporated, and registered and organized company and is in good standing under the legislations governing it, and that it has the capacity as well as the permits and licences required to operate its business or enterprise and to own, manage and administer its property.

                10.2 There has been no material adverse change in its financial position since the date of its most recent audited financial statements dated December 31, 2000 which have been provided to the Bank. These statements represent fairly, at the date they were drawn up, its financial position. It does not foresee incurring any significant liabilities which have not already been disclosed to the Bank.

                10.3 It is not involved in any dispute or legal proceedings likely to affect materially its financial position or its capacity to operate its business.

                10.4 It has valid title to all its goods and property, which have a good market value and are free and clear of any prior claims, mortgages, hypothecs, charges or other similar encumbrances other than the mortgages, hypothecs and other charges previously granted to the Bank.

                10.5 It is not in default under the contracts to which it is a party or under the applicable legislation and regulations governing the operation of its business or its property, including, without limitation, all environmental requirements.

                10.6 Any taxes, assessments, deductions at source, income taxes or other levies, the payment of which is secured by a legal privilege, prior claim or legal hypothec have been/will be paid by the Borrower and/or the Guarantor without subrogation or consolidation.

                10.7 All software and computer systems allow a method of storing, interpreting, processing, manipulating, calculating or reporting dates for all years before and after the year 2000 without errors, omissions and interruptions and at no additional cost for the user; and

                10.8 It shall not be in default under the contracts to which it is a party because of its inability to comply with the year 2000 issue or has taken all necessary and useful measures to prevent any damages suffered or caused in relation thereto.

11.      CONDITIONS PRECEDENT TO DISBURSEMENT OF FUNDS
         ---------------------------------------------

         Before the initial disbursement of funds under the credit facilities described herein, the Borrower and/or the Guarantor, as applicable, shall provide, execute or perform the following conditions to the satisfaction of the Bank and its legal counsel. In addition, at the time of any disbursement of funds under the credit facilities (including the initial disbursements) or the renewal of such facilities, the representations and warranties contained in Section 10 hereof shall continue to be true and exact as if made in such time, and shall survive the execution of this or any subsequent agreements; and no event of default as described in Section 14 shall have occurred and be continuing and no other event shall exist that would be likely to affect materially and adversely the financial position of the Borrower and the Guarantor.

         11.1   DOCUMENTS REQUIRED

                The following documents shall be furnished to the Bank in form and substance satisfactory to it:

                11.1.1 a duly certified copy of the documents of incorporation of the Borrower together with any amendments made thereto;

                11.1.2 a duly certified copy of the "certificat de regularite" and the "certificat d'attestation" of the Borrower issued under the ACT RESPECTING THE LEGAL PUBLICATION OF SOLE PROPRIETORSHIPS, PARTNERSHIPS AND LEGAL PERSONS;

                11.1.3 a duly certified copy of the certificate of compliance of the Borrower issued under the CANADA BUSINESS CORPORATIONS ACT;

                11.1.4 a duly certified copy of the Borrower by-laws and the resolutions of the Board of Directors of the Borrower relating to the Borrower's authority to execute these presents, to perform its obligations hereunder and to deliver the security required herein;

                11.1.5 a duly certified copy of the documents of incorporation of the Guarantor together with any amendments made thereto;

                11.1.6 a duly certified copy of the resolutions of the Board of Directors of the Guarantor relating to the Guarantor's authority to execute these presents, to perform its obligations hereunder and to deliver the security required herein;

                11.1.7 a certificate setting forth the functions and signatures of the individuals authorized to represent the Borrower and the Guarantor in their dealings with the Bank;

                11.1.8 the instruments or contracts creating the security contemplated in Section 9 duly executed by the Borrower and the Guarantor and duly registered or filed in all places in Quebec, United States or elsewhere where such registration or filing is necessary and duly signified or served when such signification or service is required under the terms thereof;

                11.1.9 evidence, in form and substance acceptable to the Bank and its legal counsel, that the Borrower has complied with the provisions dealing with insurance herein and in the security documents contemplated herein;

                11.1.10 a written opinion from the Borrower and the Guarantor's legal counsel regarding their status and capacity to perform the obligations described herein and in the security documents;

                11.1.11 a written opinion of the Bank's legal counsel, to the entire satisfaction of the Bank, as to the enforceability of the security charging the Partner Lease Agreements, the registration and rank of the security encumbering the property given as security by the Borrower and the Guarantor, and covering any questions that could be risen by the Bank and its legal counsel;

                11.1.12  payment in full of the set-up fees charged by the Bank;

                11.1.13 any other documents which the Bank may reasonably request; and

                11.1.14 a certificate attesting that each of the Borrower and the Guarantor, as applicable, shall conform to SUBPARAGRAPHS 12.1.5 AND 12.1.6 hereinafter.

         11.2   MATERIAL CHANGE

                The financings described herein shall be disbursed after the aforementioned general and specific provisions have been met to the Bank's satisfaction. If a material change deemed unfavourable by the Bank occurs in the nature of the risk inherent in the financings, the Bank reserves the right to cancel the said financings at its sole discretion and to demand repayment of any sum already advanced in respect thereof.

12.      OBLIGATIONS OF THE BORROWER AND THE GUARANTOR
         ---------------------------------------------

         12.1   POSITIVE COVENANTS

                Until payment in full of any amounts due under the terms of this Offer of financing, each of the Borrower and the Guarantor, as applicable, shall:

                12.1.1 use the proceeds of the financings for the purposes provided for herein;

                12.1.2 carry on its business in a diligent and continuous manner;

                12.1.3 keep and maintain books of account and other accounting records in accordance with generally accepted accounting principles and authorize its auditors to furnish on demand and directly to the Bank the audited annual consolidated financial statements of the Guarantor, within 90 days of the end of their fiscal year, as well as the unaudited financial statements of the Guarantor, on a quarterly basis, within 45 days of the end of each month, as well as any other financial information related to the Borrower's and the Guarantor's business;

                12.1.4 furnish to the Bank, on the 20th day of each month or prior to each disbursement (i) a detailed list of the Borrower's and Guarantor's accounts receivable by identifying Canadian, American and foreign accounts and their accounts payable according to age, (ii) a detailed list of the number of jukeboxes rented and installed, on a quarterly basis, indicating the following: serial number, version, location, delivery date, name of the lessee and term of the lease (iii) an updated detailed list of all and any jukeboxes rented and installed on a quarterly basis, indicating the income earned for each jukebox, and (iv) a compared detailed list of the number of jukeboxes actually rented and installed with the number of jukeboxes rented and installed as planned, on a quarterly basis;

                12.1.5 maintain, at all times, on a consolidated basis, as applicable, a net Shareholders' Equity of at least US $10,000,000;

                12.1.6 maintain, at all times, on a consolidated basis, as applicable, a Debt Ratio not exceeding 1.50:1.00;

                12.1.7 insure that the total outstanding capital amount of all term loans due to the Bank under Facility "E" and Facility "F" shall never exceed 30% of the total of the minimum lease amount due and owing to TouchTunes Music Corporation by the Operators for the full terms of the Partner Lease Agreements that are in effect and in full force, excluding any and all Partner Lease Agreements, which are, in the opinion of the Bank, of doubtful quality;

                12.1.8 submit in advance for approval the terms and conditions of any Partner Lease Agreements and/or of any modifications, changes or amendments to said Partner Lease Agreements which shall be to the entire satisfaction of the Bank and of that of its legal counsel;

                12.1.9 at all times, give the Bank's representatives the right to inspect the Borrower's and the Guarantor's establishments and provide access thereto, and further permit the Bank's representatives to examine their books of account and other records, and take extracts therefrom and/or copies thereof;

                12.1.10 maintain, at all times, insurance coverage on the property of the Borrower and the Guarantor against loss or damage caused by fire and any other risk as is customarily maintained by companies carrying on a similar business;

                12.1.11 obtain and maintain in effect the permits and licences required to carry on its business;

                12.1.12 notify the Bank, without delay, of any event of default or any event which, following notice or the expiry of a delay, could constitute an event of default;

                12.1.13 punctually pay all taxes, assessments, deductions at source, income tax or annuities for which the payment thereof is guaranteed by prior claim and/or legal hypothec, without subrogation or consolidation; provide to the Bank, on demand, supporting evidence of such payments and execute any necessary documents authorizing the Bank to obtain all requested documents and information on said matters from the above noted taxation authorities; and

                12.1.14 conduct all or the greater part of its business with the Bank.

         12.2   NEGATIVE COVENANTS

                Each of the Borrower and the Guarantor, as applicable, undertakes not to carry out the following transactions or operations without obtaining the prior written consent from the
                Bank:

                12.2.1 substantially change the nature of its operations or business;

                12.2.2   change the control of the Borrower and the Guarantor;

                12.2.3 merge with another company, dissolve or wind up the Borrower or the Guarantor;

                12.2.4 create or permit the existence of security on present and future property, except for Permitted Encumbrances;

                12.2.5 grant loans to its officers, directors or shareholders other than in the ordinary course of business;

                12.2.6 grant a loan or an investment or provide financial assistance to a third party by way of a guarantee or otherwise other than in the ordinary course of business; and

                12.2.7 declare or pay dividends on its shares, purchase or sell its shares, or otherwise reduce its capital.

13.      ENVIRONMENTAL OBLIGATIONS
         -------------------------

         13.1 The Borrower complies with the requirements of all legislative and regulatory environmental provisions (the "Environmental Requirements") and shall at all times maintain the authorizations, permits and certificates required under these provisions.

         13.2 The Borrower shall immediately notify the Bank in the event a contaminant spill or emission occurs or is discovered with respect to its property, operations or those of any neighbouring property. In addition, it shall report to the Bank forthwith any notice, order, decree or fine that it may receive or be ordered to pay with respect to the Environmental Requirements relating to its business or property.

         13.3 At the request of and in accordance with the conditions set forth by the Bank, the Borrower shall, at its own cost, provide any information or document which the Bank may require with respect to its environmental situation, including any study or report prepared by a firm acceptable to the Bank. In the event that such studies or reports reveal that any Environmental Requirements are not being respected, the Borrower shall effect the necessary work to ensure that its business and property comply with the Environmental Requirements within a period acceptable to the Bank.

         13.4 The Borrower undertakes to indemnify the Bank for any damage which the Bank may suffer or any liability which it may incur as a result of any non-compliance with Environmental Requirements.

         13.5 The provisions, undertakings and indemnification set out in this section shall survive the satisfaction and release of the security, and payment and satisfaction of the indebtedness and liability of the Borrower to the Bank pursuant to the terms thereof.

14.      DEFAULT
         -------

         14.1   EVENTS OF DEFAULT

                The occurrence of one or more of the following events shall constitute a default under this Offer of financing:

                14.1.1 If the Borrower, upon request, fails to make a payment of principal, interest, fees, incidental charges or any other amount which may become due hereunder or under any of the security documents, when they become due and exigible;

                14.1.2 If the Borrower and/or the Guarantor, fails to perform or otherwise breaches any obligation hereunder or pursuant to any of the security documents or any other related documents;

                14.1.3 If the Borrower and/or the Guarantor becomes insolvent, bankrupt or is in the process of winding up, assigns its assets for the benefit of its creditors, files a proposal or gives notice of its intention to file such proposal or if a material, adverse change occurs in the financial position or operations of the Borrower and/or of the Guarantor;

                14.1.4 If proceedings are instituted by the Borrower, the Guarantor or by a third party for the Borrower's and/or by the Guarantor's dissolution, winding-up or reorganization of its operations or the arrangement or readjustment of the debts of the Borrower and/or of the Guarantor;

                14.1.5 If, in the opinion of the Bank, a creditor, trustee in bankruptcy, sequestration, receiver or trustee takes possession of the Borrower's and/or the Guarantor's assets or a major portion thereof or if such assets are subject to a prior notice of the exercise of a hypothecary right or a notice to withdraw authorization to collect claims or are seized;

                14.1.6 If a creditor takes possession of the property of the Borrower and/or the Guarantor or a major portion thereof or if, in the opinion of the Bank, such property is subject to a hypothecary recourse or to receivership or is seized by a creditor, trustee, trustee in bankruptcy or liquidator, except if such seizure is contested diligently and in good faith by the Borrower and/or the Guarantor and if the Borrower and/or the Guarantor furnishes the Bank with any additional security required, in form and substance and for an amount acceptable to the Bank;

                14.1.7 If any representation or warranty made by the Borrower and/or the Guarantor herein or in a security document or any other document furnished to the Bank in connection herewith proves to be incorrect or erroneous;

                14.1.8 If the Bank receives from any present or future guarantor of all or any of the Borrower's obligations a notice proposing to terminate, limit or otherwise modify such guarantor's liability hereunder, under a security document, or under any other related document;

                14.1.9 If for any reasons whatsoever, the Borrower and/or the Guarantor ceases to operate all or a major part of its business or changes the nature of its operations; and

                14.1.10 If the Borrower and/or the Guarantor, as applicable, fails to pay in due time all sums owed to the taxation authorities mentioned in subparagraph 12.1.13 hereof.

         14.2   RIGHTS AND REMEDIES OF THE BANK IN THE EVENT OF DEFAULT

                Without limiting the Bank's rights hereunder or under the security and subject to its other rights and remedies in the event of default:

                14.2.1 The Bank may declare due and exigible all of the Borrower's monetary obligations that have not matured at that time and may claim from the Borrower and/or the Guarantor, without any other notice, the immediate payment of principal, interest, fees and other incidental charges in respect of any sums advanced hereunder and unpaid, including all the expenses incurred by the Bank for the purposes of collecting or protecting the debt, and the execution of any other obligation of the Borrower and/or the Guarantor;

                14.2.2 The Borrower shall lose all rights and privileges hereunder, including, but not limited to, the right to receive additional advances;

                14.2.3 The Bank may charge the Borrower reasonable fees for analysis, administration and follow-up and may even also incur and pay any reasonable amount for services rendered (including legal, accounting and any other professional fees for which services may be required or deemed necessary) in relation to the realization, sale, transfer, delivery or payment to be made with respect to exercising all security held by the Bank and may retain such fees and disbursements from the proceeds of the realization of security;

                14.2.4 Any amount collected or received by the Bank, including the balance of the proceeds of any security realized, may be retained by the Bank and may, at the Bank's discretion, be applied to any part of the debt owed by the Borrower or the Guarantor to the Bank; and

                14.2.5 Any amount incurred and paid by the Bank in order to realize, protect or preserve any security pledged by the Borrower or the Guarantor to the Bank under this agreement or required by law, shall bear interest at the Canadian Prime Rate of the Bank, plus 3% annually until said amount is fully paid.

                         The foregoing provisions shall be applied regardless of whether any of the bearers of bankers' acceptances, issued under the terms and conditions hereof, has requested full or partial payment or has requested only partial payment from the Bank.

         14.3   WAIVER, OMISSION AND CUMULATIVE REMEDIES

                The Bank may set deadlines, take or waive security, accept compromises, grant releases and discharges and transact with the Borrower and/or the Guarantor as it shall deem acceptable without in any way reducing the Borrower's and/or the Guarantor's responsibility or infringing on rights of the Bank under the security provided for hereunder.

                Any omission on the part of the Bank to notify the Borrower and/or the Guarantor of any event of default under the terms and conditions hereof or to exercise its rights hereunder shall not be considered as a waiver by the Bank to take recourse in the event of default or to exercise any right.

                Acceptance by the Bank, following a default by the Borrower, or any amount owed to it, its exercising by the Bank of any recourse or right shall not preclude the Bank from exercising any other right or recourse, said rights and recourse of the Bank being cumulative and not alternative and in addition to and not in substitution for, any other right or recourse of the Bank, whether pursuant any agreement or otherwise provided for by law.

15.      INTERPRETATION
         --------------

         15.1   DEFINITIONS

                For the purposes hereof, the following words and phrases shall have the following meaning:

                "ANNUAL GROSS REVENUES": means gross profits on jukebox sales, plus leasing revenues on operating leases, servicing and advertising revenues and interest revenues on capital leases.

                "BUSINESS DAY": means any day, other than a Saturday, Sunday or statutory holiday, on which the offices of the Bank are open in the Province of Quebec.

                "CANADIAN DOLLARS" "CDN $": means lawful money of Canada.

                "CANADIAN PRIME RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on Canadian dollar commercial loans granted by the Bank in Canada.

                "CASH FLOW FROM OPERATING ACTIVITIES": means net income plus depreciation on fixed assets and amortization on intangible assets.

                "DEBT" "INDEBTEDNESS" or "TOTAL INDEBTEDNESS": means the aggregate amount of principal, interest and accessories due by the Borrower.

                "DEBT RATIO": means the ratio of total indebtedness to SHAREHOLDERS' EQUITY.

                "EBITDA/STPLTD + INT. RATIO": shall have the meaning set forth in 4.3.

                "EBITDA": shall have the meaning set forth in 4.3.

                "INT.": shall have the meaning set forth in 4.3.

                "PARTNER LEASE AGREEMENTS" and "PARTNER LEASE AND SERVICING AGREEMENTS": refer respectively or collectively to Partner Lease Agreements, Partner Lease and Servicing Agreements and/or any and all similar agreements.

                "PERMITTED ENCUMBRANCES": refers collectively to charges created by the security documents granted from time to time by virtue of these presents and any other charge which constitutes a "Permitted Encumbrance", as may be defined in the said documents.

                "SHAREHOLDERS' EQUITY": means the aggregate of the paid-up capital, retained earnings and the convertible debentures of Innovatech and Sofinov and any convertible debenture deemed acceptable to the Bank less intangible assets and less any investment and/or advance of the Borrower to any of its shareholders, affiliated companies and/or directors within the meaning of the CANADA BUSINESS CORPORATIONS ACT.

                "STPLTD": shall have the meaning set forth in 4.3.

                "US BASE RATE": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on US dollar commercial loans granted by the Bank in Canada.

                "U.S. DOLLARS" "US $": means lawful money of the United States of America.

         15.2   ACCOUNTING TERMS

                Unless another definition is provided hereunder, each accounting term used in this Offer of financing with respect to the consolidated financial statements of the Guarantor shall have the meaning ascribed to it in accordance with US generally accepted accounting principles ("GAAP").

16.      MISCELLANEOUS PROVISIONS
         ------------------------

         16.1   CURRENCY AND PLACE OF PAYMENT

                All amounts due by the Borrower under this Offer of financing shall be paid by the Borrower to the Bank in Canadian dollars in the case of an advance or loan granted in Canadian dollars, or in U.S. dollars in the case of a financing granted in U.S. dollars.

         16.2   CONVERSION TO U.S. OR CDN DOLLARS

                Each time that, for any purposes hereunder, an amount in Canadian dollars must be converted or expressed in U.S. dollars, or the equivalent in U.S. dollars must be determined or inversely for any amount in U.S. dollars, such conversion or determination shall be made, on the relevant date, at the spot rate shown on page BOFC of Reuters Service at around noon on a BUSINESS DAY immediately preceding such relevant date.

         16.3   INTEREST ACT (CANADA): DEFAULT

                16.3.1 For the purposes of the Interest Act (Canada), the annual rate of interest corresponding to the interest calculated hereunder on the basis of 365-day year is equal to the interest rate used for such calculation multiplied by the actual number of days in the relevant year and divided by 365 days;

                16.3.2 For the purposes of the Interest Act (Canada) in the case of a leap year, the annual interest rate corresponding to the interest calculated on the basis of a 365-day year is equal to the interest rate thus calculated multiplied by 366 and divided by 365; and

                16.3.3 Any amount of principal, interest, fee or other amount hereunder which is unpaid when due shall bear interest at the rate provided for herein, being understood that the said interest rate on arrears shall not exceed the maximum rate provided by law;

                         Any such default shall be compounded monthly and payable on demand.

         16.4   RECORDS

                The Bank shall keep records evidencing the transactions effected under this financing. Such records shall constitute PRIMA FACIE evidence of such transactions and of the Borrower's debt to the Bank.

         16.5   ACCOUNT DEBIT

                The Borrower irrevocably authorizes the Bank to debit from time to time or periodically any bank account it maintains at the Bank for the purpose of paying all or part of the amounts it may owe to the Bank hereunder, including, without limitation, those mentioned in Section 19.

         16.6   NON-BUSINESS DAYS

                Should any payment of capital or interest hereunder become due on a day which is not a Business Day, the due date thereof shall be extended to the immediately following Business Day and such extension shall be taken into account in calculating accrued interest and fees.

         16.7   FINAL AGREEMENT AND INTERPRETATION

                As soon as this Offer of financing is signed by the Borrower and the Guarantor, it shall constitute the final agreement between the parties hereto with, the exception of any further written modification agreed by the parties and replaces and supersedes any prior agreements verbal or written between the parties related to the financing described herein.

                Notwithstanding the foregoing, this Offer of financing does not create novation or an exception to the mortgages, hypothecs, rights and remedies of the Bank under the deeds, notes and security documents required hereunder which were signed by the Borrower or the Guarantor in accordance with the terms and conditions of the Offer of financing of February 22, 1999 and those of the Offer of financing of October 7, 1998. The Borrower and the Guarantor acknowledge and declare that the mortgages, hypothecs, rights and remedies of the Bank under said deeds, notes and security documents have not been amended and that they secured their obligations hereunder. To the fullest extent as may be necessary, the Bank reserves specifically and all securities or guaranties granted to it by the Borrower and/or the Guarantor pursuant to the terms and conditions of the Offer of financing of February 22, 1999 and those of the Offer of financing of October 7, 1998.

         16.8   MODIFICATIONS

                Any modifications hereto or waiver of a right thereunder is without effect if it is not expressly made and evidenced in a written document executed between the parties hereto.

         16.9   OTHER DOCUMENTS

                The Borrower and the Guarantor shall do all things and sign all documents which may be deemed necessary or appropriate by the Bank for the purposes of giving full effect to the terms, conditions, undertakings and security provided herein.

         16.10  ASSIGNMENT

                No rights or obligations of the Borrower and of the Guarantor hereunder and no proceeds of the loans may be transferred or assigned by the Borrower, any such transfer or assignment being null and void insofar as the Bank is concerned and rendering any balance then outstanding on the loans immediately due and exigible at the Bank's discretion and releasing the Bank from any and all obligations of making any further advances hereunder.

17.      REVIEW
         ------

         Notwithstanding any provisions to the contrary, the terms and conditions provided for herein are subject to review by the Bank on APRIL 30, 2002 based upon the Borrower's and the Guarantor's financial statements which it shall furnish the Bank, in accordance with the provisions herein.

18.      COMMITMENT AND SET-UP FEES
         --------------------------

         Non-refundable commitment and set-up fees of US $10,000 shall be payable by the Borrower to the Bank and shall be directly debited from the Borrower's account, upon acceptance and execution of the Offer of financing by the representatives of the Borrower and by those of the Guarantor.

19.      LEGAL FEES AND EXPENSES
         -----------------------

         19.1   LEGAL FEES

                The Bank reserves the right to choose its legal counsel for the purposes hereof. Legal fees related to the preparation of the security documents and other documents required herein shall be at the Borrower and the Guarantor's expense, whether the financing is completed or not and shall be payable upon acceptance hereof.

                Furthermore, the legal fees related to the opinions given by the Borrower and/or the Guarantor's legal counsel as described in section 11.1.10 hereof will also be at the Borrower and the Guarantor's expense.

         19.2   LEGAL EXPENSES

                The legal expenses related to the registration of the security documents and to searches, if applicable, shall be at the Borrower and the Guarantor's expense whether the present financing is completed or not.

20.      ACCESS TO INFORMATION
         ---------------------

         The Borrower and the Guarantor hereby authorize any personal information agent, financial institution, creditor, taxation authority, employer or any other person, including any public body, holding information concerning the Borrower, the Guarantor or their property including any financial information or with respect to any undertaking or surety given by the Borrower or the Guarantor in favour of third parties, to supply such information to the Bank for the purposes of verifying information provided to the Bank or that will be provided by the Borrower or the Guarantor and to ensure their solvency.

21.      GOVERNING LAW
         -------------

         This Offer of financing shall be construed and governed in accordance with the laws of the Province of Quebec and with the laws of Canada, whenever applicable, and any controversy or claim arising under or related to this Offer of financing shall be irrevocably submitted to the exclusive jurisdiction of the Courts of the Province of Quebec, sitting in the judiciary district of Montreal.

22.      LANGUAGE (QUEBEC)
         -----------------

         The parties declare that they have requested and do hereby confirm their request that the present Offer of financing and the ancillary documents related thereto be in English. Les parties declarent qu'elles ont exige et par la presente confirment leur demande que la presente offre ainsi que les documents connexes soient rediges en anglais.

     If this Offer of financing is satisfactory and meet your approval, please indicate your acceptance thereof by returning to the Offices of the Bank, to the attention of Mr. Eric St-Louis, Account Manager, the copy of said Offer of financing attached to this effect, duly executed and initialled on each page, before 5:00 p.m. on October 5, 2001, failing which the Bank, at its discretion, reserves the right to cancel and/or modify the Offer of financing, without notice.

     We trust that our financial support will contribute to the success of your company.

     Yours truly,


NATIONAL BANK OF CANADA

Per:  /s/ Eric St-Louis             Per:  /s/ Jean-Guy Paris
      -----------------                   ------------------
          Eric St-Louis                       Jean-Guy Paris
          Account Manager                     Senior Account Manager
          (514) 394-8472                      (514) 394-8414


ACCEPTANCE
----------

We declare that we have read this Offer of financing dated September 20 2001 and we accept the terms, conditions and obligations hereof.


EXECUTED AT MONTREAL, PROVINCE OF QUEBEC, THIS 5th DAY OF OCTOBER 2001.


JUKE-BOX NUMERIQUE TOUCHTUNES INC./
TOUCHTUNES DIGITAL JUKEBOX INC.


Per:  /s/ Francois Plamondon                Per: /s/ Tony Mastronardi
      ---------------------------------          ------------------------------
          Francois Plamondon, President              Tony Mastronardi, Chairman
          and Chief Operating Officer                and Chief Executive Officer


Per:  /s/Matthew Carson
      --------------------------
         Matthew Carson,
         Chief Financial Officer

GUARANTOR
---------

The undersigned (hereinafter sometimes called the "GUARANTOR") hereby declares and confirms having taken cognizance of this Offer of financing dated September 20, 2001 and agrees to guarantee solidarily and unconditionally in favour of the Bank, all the obligations and undertakings of the Borrower under the Offer of financing, including without limitation, payment of the principal, interest, fees and accessories and any other sums which may become due under the terms thereof or under the security documents, up to the amount mentioned in Sections 9.1.1, 9.2.1, 9.7.4 and 9.8.4. Furthermore the Guarantor renounces to all benefit of discussion and of division and undertakes to execute, upon presentation, any documents submitted to it for signature by the Bank for the purposes hereof.


EXECUTED AT MONTREAL, PROVINCE OF QUEBEC, THIS 5th DAY OF OCTOBER 2001.


TOUCHTUNES MUSIC CORPORATION


Per:  /s/ Francois Plamondon              Per:  /s/ Tony Mastronardi
      -------------------------------           ------------------------------
          Francois Plamondon, President             Tony Mastronardi, Chairman
          and Chief Operating Officer               and Chief Executive Officer


Per:  /s/ Matthew Carson
      --------------------------
          Matthew Carson,
          Chief Financial Officer